Exhibit 99.1

Xos, Inc. Accelerates Growth with Strategic Acquisition of ElectraMeccanica

LOS ANGELES — MARCH 26, 2024 — Xos, Inc. (NASDAQ: XOS), a leading electric truck manufacturer and fleet electrification services provider, today announced that it has closed its acquisition of ElectraMeccanica Vehicles Corp. (NASDAQ: SOLO) (“ElectraMeccanica”), a designer and assembler of electric vehicles. Terms of the acquisition were first announced on January 11, 2024.

The all-stock transaction is expected to add approximately $48 million to Xos’ balance sheet and provide growth capital for the company.

“The growth capital received in the transaction, combined with our reduction of cash burn, provides an important pathway to profitability as we scale deliveries over the next several quarters,” said Dakota Semler, CEO and Co-Founder of Xos, Inc. “Xos is gross margin positive and has now charted our course to being free cash flow positive.”

Xos delivered a company record 110 units to fleet customers in the fourth quarter of 2023. The company’s customers in 2023 included FedEx Ground, UPS, Loomis, Canada Post, UniFirst, and Penske, showcasing strong demand for its electric commercial vehicles. With the addition of ElectraMeccanica's cash balance, Xos is well-positioned to continue its growth and meet the increasing demand for zero-emission commercial vehicles.

"We are confident that this acquisition will further strengthen Xos' commitment to operational excellence, customer-focused vehicles, and efficient capital deployment," said Giordano Sordoni, COO and Co-Founder of Xos, Inc.

The consideration received by ElectraMeccanica shareholders pursuant to the acquisition (the “Arrangement”) was 0.0143739 shares of Xos common stock for each common share of ElectraMeccanica held immediately prior to the consummation of the Arrangement. As a result, following the close of the Arrangement, former shareholders of ElectraMeccanica own approximately 21.0% of Xos.

With the completion of the Arrangement, the common shares of ElectraMeccanica will be delisted from Nasdaq on or about March 26, 2024. Xos will also cause ElectraMeccanica to surrender its reporting issuer status in British Columbia.

Required Early Warning Report Information

Following completion of the Arrangement, Xos has beneficial ownership and control over 100% of the issued and outstanding common shares of ElectraMeccanica. Prior to the Arrangement, Xos held no common shares of ElectraMeccanica.

This press release is being issued, in part, pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues which requires a report to be filed under ElectraMeccanica’s profile on SEDAR+ (www.sedarplus.ca) containing additional information respecting the foregoing matters. You may also contact Michael Lukas at (818) 316-1890 to obtain a copy of the report.

About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, visit www.xostrucks.com.

Contacts

Xos Investor Relations
investors@xostrucks.com

Xos Media Relations
press@xostrucks.com

Cautionary Statement Regarding Forward-Looking Statements

This website and other items we publish, including through social media outlets, may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements, including but not limited to: (i) Xos, Inc.’s (“Xos”) ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ inability to implement its business plan or meet or exceed its financial projections (ix) Xos’ ability to retain key personnel and hire additional personnel, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry and (xi) the outcome of any legal proceedings that may be instituted against Xos.

You should carefully consider the preceding factors and the other risks and uncertainties described in Xos’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Copies of Xos’ SEC filings may be obtained by visiting Xos’ Investors Relations website at investors.xostrucks.com or the SEC’s website at www.sec.gov. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.